                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMC Global Inc. for the registration of $500,000,000 of Debt Securities, Debt Warrants, Series Preferred Stock, Common Stock, Common Stock Warrants and Currency Warrants and to the incorporation by reference therein of our report dated January 26, 1998, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP


Chicago, Illinois
September 14, 1998